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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this Registration Statement of Pinnacle Financial Services, Inc. on Form S-4, of our report dated October 20, 1995 on the 1995 consolidated financial statements of Maco Bancorp, Inc. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


Crowe, Chizek and Company LLP


Oak Brook, Illinois
January 9, 1996